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                                                                   Exhibit 4.7.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENT(S)  TO EXHIBIT 4.7
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Facility Lease Agreement (T2), dated as of August 17, 2000, by and between
Powerton Trust II, as Owner Lessor, and Midwest Generation, LLC, as Facility Lessee.




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